Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (the “First Amendment”), dated as of July 31, 2009, is made by and among Hartmarx Corporation, a Delaware corporation (“Parent”) and the selling subsidiaries named on Appendix I hereto (collectively, other than Canadian Sub, the “Sellers”), Emerisque Brands UK Limited, a company formed under the laws of England and Wales (“Emerisque”) and SKNL North America, B.V., a company incorporated under the laws of The Netherlands (“SKNL”, collectively with Emerisque and any of their permitted designees, the “Purchasers”), and S. Kumars Nationwide Limited, a company incorporated under the laws of India (“SKNL Parent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement (as defined below).

WHEREAS, Sellers, Canadian Sub, Purchasers and SKNL Parent (solely for purposes of Sections 7.2(c) and 8.10 therein) have entered into that certain Amended and Restated Asset Purchase Agreement dated as of June 1, 2009 (the “Asset Purchase Agreement”); and

WHEREAS, Sellers, Canadian Sub, Purchasers and SKNL Parent desire to amend the Asset Purchase Agreement as hereinafter set forth pursuant to Section 8.12 thereof.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein and in the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Section 1.     Amendments.

(a)         Section 1.1(c) of the Asset Purchase Agreement is hereby amended by adding the following at the end thereof:

“(v)  all rights to direct Sellers to assume and assign the WGW Agreement to Purchasers or their designee upon the earlier of (a) entry of a Final Order in the WGW Litigation by the Bankruptcy Court, the United States District Court for the Northern District of Illinois or any other court of competent jurisdiction (hereinafter referred to as the “Applicable Court”) to which no appeal, motion to rehear or reconsider, motion for a stay pending an appeal, petition for certiorari, remand or any other application for judicial review or other protest of any kind relating thereto is pending or could be timely filed (a “Final Non-Appealable Order”) deeming the WGW Agreement assumable and assignable to Purchasers, or (b) the consent of WGW to the assumption and assignment of the WGW Agreement to Purchasers; it being understood and agreed that upon the occurrence of an event set forth in clause (a) or (b) above, Purchasers may direct Sellers to assume and assign the WGW

Agreement to Purchasers or their designee in accordance with this Agreement and, upon such assignment, Purchasers shall pay, or cause to be paid by a party other than Sellers, all costs, whether pre-Petition Date or post-Petition Date costs, relating to the assignment and assumption of the WGW Agreement; provided, however, that (i) upon entry of a Final Non-Appealable Order in the WGW Litigation deeming the WGW Agreement not assumable and assignable to Purchasers, (ii) the voluntary dismissal of the WGW Litigation at Purchasers’ direction or (iii) termination of the WGW Agreement pursuant to its terms or entry of a Final Non-Appealable Order providing for such termination (each of clauses (i), (ii) and (iii), a “WGW Termination Event”), then all rights of Purchasers under this Section 1.1(c)(v) shall terminate; and

(vi)  all consideration to which Sellers are entitled pursuant to the WGW Agreement from the Closing Date to and including the effective date of any assumption and assignment of the WGW Agreement to Purchasers or their designee, which consideration shall be promptly paid to Purchasers upon receipt by Sellers, as more fully set forth in the Transition Services Agreement; provided, however, that the rights of Purchasers and obligations of Sellers under this Section 1.1(c)(vi) shall be effective only to the extent that (i) (y) a WGW Termination Event has not occurred or (z) Purchasers have not failed to promptly direct Sellers to assume and assign the WGW Agreement to Purchasers or their designee in accordance with this Agreement nor failed to pay all costs, whether pre-Petition Date or post-Petition Date costs, upon such assumption and assignment of the WGW Agreement in accordance with this Agreement upon the occurrence of an event set forth in clause (a) or (b) of Section 1.1(c)(v) above, and (ii) Purchasers are in compliance with their obligations under Section 5.7(d) herein.”

(b)         Section 1.1(d) of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

“any rights, claims, causes of action or, solely with respect to the Assumed Liabilities and Acquired Assets or otherwise as expressly set forth herein, defenses of Sellers against third parties arising out of events occurring prior to the Closing Date, including and, for the avoidance of doubt, arising out of events occurring prior to the Petition Date and including any rights under or pursuant to any and all warranties, representations and guarantees made by suppliers, manufacturers and contractors relating to products sold, or services provided, to Sellers, excluding only the rights, claims and causes of action that are identified as Excluded Assets in Section 1.2, but expressly including the rights, claims, defenses and causes of action described on Exhibit 1.1(d) attached hereto;”

(c)         Section 1.2(m) of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

“all avoidance actions and other causes of action under Sections 544 through 553, inclusive, of the Bankruptcy Code and similar actions under applicable state law, including without limitation, the ability to compromise, settle or defend any such claims;”

(d)         Section 1.2 of the Asset Purchase Agreement is hereby amended by adding the following at the end thereof: "(t) the bank accounts relating to the Business that are listed on Schedule 1.2(t) (including all rights or incidents of interest with respect to the cash or cash equivalents in such bank accounts on or before the Closing Date).

(e)         A new clause (e) is hereby added to Section 1.3 of the Asset Purchase Agreement as follows (and existing clauses (e), (f) and (g) of such Section 1.3 are hereby re-lettered as clauses (f), (g) and (h)):

      “(e)  (i) all accrued and unpaid pre- and post-petition liabilities related to Assigned Contracts that are (a) set forth and established in the Sale Order that was entered by the Bankruptcy Court on June 25, 2009, including Exhibit A thereto and (b) set forth and established by orders and/or stipulations entered by the Bankruptcy Court between July 2, 2009 and July 30, 2009, but also including the order to be entered by the Bankruptcy Court resolving the objections filed by Manhattan Associates and SAP America, Inc. in the form agreed to by Sellers and Purchasers on July 29, 2009, with respect to such Assigned Contracts (the foregoing hereinafter referred to as the "Assigned Contract Amounts") (it being understood and agreed that the payment of any Assigned Contract Amounts shall not be duplicative of the payment of any Cure Costs); and (ii) the obligations set forth in paragraph 49.II of the June 25, 2009 Sale Order in an aggregate amount not to exceed $2,300,000 (which $2,300,000 cap is inclusive of the $2,000,000 amount set forth in paragraph 49.II of the June 25, 2009 Sale Order);”

(f)         Section 1.6 of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

“Purchase Price.   In consideration for the Acquired Assets, the Purchasers shall, in addition to the assumption of the Assumed Liabilities, pay to (i) Wachovia as agent for the DIP Lenders at the Closing consideration equal to the Pre-Closing DIP Balance (the “Base Purchase Price”) through a combination of (A) the proceeds of equity invested by the Purchasers, (B) one or more borrowings under the New Credit Facility (which shall include the delivery to Wachovia as agent for the DIP Lenders a secured promissory note (the “Term Note”) in the principal amount of $10.0 million, containing the terms set forth on Exhibit M) and (C) the application of the Deposit previously delivered by the Purchasers to Wachovia as agent for the DIP Lenders to the extent the Deposit has not previously been applied to the DIP Balance and (ii) the Sellers the Post-Closing Funding Amount.  The

“Purchase Price” shall consist of the sum of the aggregate value of the Assumed Liabilities, the Base Purchase Price and the Post-Closing Funding Amount.”

(g)          Section 1.7 of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

“Base Purchase Price.  (a)  Immediately following the close of business on the day prior to the Closing Date, Sellers shall deliver to Purchasers the DIP Balance Certificate.

(b)  The Base Purchase Price shall be paid in cash except to the extent of the sum of (i) the face value of letters of credit included therein that are assumed or replaced by Purchasers at Closing and (ii) the principal amount of the Junior Note.”

(e)         All references to “Adjusted Base Purchase Price” in Sections 2.2(b)(i), 4.6(a), 4.6(b), 4.7, 5.9 and 8.4(h) (including the reference in Section 8.4(h) to “Adjusted Purchase Price”) and in the definition of “Financing” are hereby amended to “Base Purchase Price”.

(f)         Section 5.7(d) of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

“(i)  In the event an appeal is taken or a stay pending appeal is requested, from the Bidding Procedures Order or the Sale Order, Sellers shall promptly notify Purchasers of such appeal or stay request and shall promptly provide to Purchasers a copy of the related notice of appeal or order of stay. Sellers shall also provide Purchasers with written notice of any motion or application filed in connection with any appeal from either of such orders.  If an appeal or a stay pending appeal is taken with respect to the Bidding Procedures Order or the Sale Order, Sellers shall use their best efforts to cause the timely opposing and dismissing of such appeal or stay pending appeal and to cause such order to become a Final Order.

(ii) Sellers acknowledge and agree that Purchasers are or shall be third party beneficiaries and/or true parties in interest with respect to the WGW Litigation.  Prior to Closing, Sellers shall use their best efforts to timely prosecute and/or defend against, as directed by Purchasers and at Purchasers’ expense, the WGW Litigation, including, without limitation, any appeal, motion to rehear or reconsider, motion for a stay pending an appeal, petition for certiorari, remand or any other application for judicial review or other protest of any kind relating thereto. Purchasers shall provide Sellers drafts of all filings with the Applicable Court of any motions, orders, notices, or other pleadings that Purchasers propose that Sellers file with the Applicable Court relating to the WGW litigation as far in advance of such filing as is reasonably practical.  Purchasers shall cooperate with Sellers and consider in good faith the views and any changes or revisions requested by Sellers with respect to all such filings. Notwithstanding the foregoing, after the Parties shall have used good faith efforts to resolve any disagreements, in the event of a material disagreement regarding any such filing and/or the direction of the WGW Litigation, Sellers may decline to follow the direction of Purchasers or make filings prepared by Purchasers and, in such event, hereby grant Purchasers the right to immediately intervene or substitute as third party beneficiaries and/or true parties in interest to prosecute and/or defend against any such actions.

(iii) To the extent that, by the date the Chapter 11 Cases would otherwise be closed by the Bankruptcy Court, (a)(1) no Final Non-Appealable Order has been entered by the Applicable Court in the WGW Litigation deeming the WGW Agreement assumable and assignable to Purchasers or not assumable and assignable to Purchasers, (2) the WGW Agreement has not been assumed and assigned to Purchasers with the consent of WGW or (3) a WGW Termination Event has not occurred, and (b) all other proceedings arising in or related to the Chapter 11 Case of Simply Blue Apparel, Inc. (“Simply Blue”) have concluded such that the Chapter 11 Case of Simply Blue would otherwise be dismissed or closed, the Chapter 11 Case of Simply Blue shall remain open and Purchasers shall pay all costs and expenses incurred as a result of leaving the Chapter 11 Case of Simply Blue open until the occurrence of an event set forth in clause (a) above; provided, however, that Sellers shall cooperate in good faith with Purchasers to establish an operating budget governing the Chapter 11 Case of Simply Blue, Sellers shall use good faith efforts to operate in accordance with the terms of such budget and Sellers shall obtain advance approval from Purchasers prior to incurring costs and expenses in excess of the terms of such budget; it being understood that Sellers shall not be in breach of this Agreement solely as a result of Purchasers’ denial of  Sellers’ reasonable request to incur costs and expenses in excess of the terms of such budget.

(iv)  Through the earlier of (a) the entry of a Final Non-Appealable Order in the WGW Litigation deeming the WGW Agreement assumable and assignable to Purchasers or not assumable and assignable to Purchasers, (b) the assumption and assignment of the WGW Agreement to Purchasers with the consent of WGW, and (c) a WGW Termination Event, Purchasers shall, with the cooperation of Sellers in accordance with the terms of the Transition Services Agreement and at Purchasers’ expense, retain and continue the operations of Simply Blue, solely to the extent necessary to fulfill Sellers’ obligations under the WGW Agreement, status quo ante as of the time of the Petition Date; provided; however, that Sellers shall cooperate in good faith with Purchasers to establish an operating budget governing such operations,

Sellers shall use good faith efforts to operate in accordance with the terms of such budget and Sellers shall obtain advance approval from Purchasers prior to incurring costs and expenses in excess of the terms of such budget; it being understood that Sellers shall not be in breach of this Agreement solely as a result of Purchasers’ denial of  Sellers’ reasonable request to incur costs and expenses in excess of the terms of such budget.  In the event Purchasers prove a breach by Sellers of this Section 5.7(d)(iv), Sellers acknowledge and agree that monetary damages alone would be insufficient to compensate Purchasers for Sellers’ breach of this Section 5.7(d)(iv) and that irreparable harm would result from breach of this Section 5.7(d)(iv), and Sellers hereby consent to the entry of an order for specific performance to compel Sellers’ performance of any obligations under these this Section 5.7(d)(iv) to the extent that Purchasers shall pay all costs and expenses of complying with such order of specific performance; provided; however, that Sellers shall cooperate in good faith with Purchasers to establish an operating budget governing such order of specific performance, Sellers shall use good faith efforts to operate in accordance with the terms of such budget and Sellers shall obtain advance approval from Purchasers prior to incurring costs and expenses in excess of the terms of such budget; it being understood that Sellers shall not be in violation of such order of specific performance solely as a result of Purchasers’ denial of  Sellers’ reasonable request to incur costs and expenses in excess of the terms of such budget.

(v)  Purchasers, on the one hand, and Sellers, on the other hand, shall each be deemed in compliance with this Section 5.7(d) unless and until the other provides written notice of any alleged noncompliance and such noncompliance is not cured within ten (10) business days.”

(g)         The following definitions are hereby added to Article IX in their proper alphabetical locations:

“Applicable Court” has the meaning set forth in Section 1.1(c).

“Assigned Contract Amounts” has the meaning set forth in Section 1.3(e).

“Base Purchase Price” has the meaning set forth in Section 1.6.

“Deposit” means the sum of $4,000,000 delivered by the Purchasers to Wachovia as agent for the Dip Lenders on July 31, 2009 as partial payment of the Purchase Price.

“Final Non-Appealable Order” has the meaning set forth in Section 1.1(c).

“New Credit Facility”  means the senior secured credit facility of up to $105,000,000, consisting of a revolving credit facility in the amount of $95,000,000 and a term loan facility in the amount of $10,000,000, to be entered into among HMX Operating Co., LLC, as US Borrower, HMX Canada Acquisition Corp., as Canadian Borrower, and Quartet Real Estate, LLC, HMX Acquisition Corp., Embu Investments sp. z o.o. and Remala Trading B.V., as Guarantors, Wachovia, as Agent, and the lenders party thereto to provide a portion of the Financing.

“Post-Closing Funding Amount” means the sum of $335,000 to be paid by the Purchasers to the Sellers at Closing in full satisfaction of any and all expenses related to up to five (5) employees of Sellers retained by Sellers after the Closing to oversee and perform the Sellers’ administrative obligations under the Transition Services Agreement and wind down the Sellers’ bankruptcy estates, including the salaries of such employees, the rental expense of office facilities for such employees and any other expenses related to the equipping, furnishing and maintenance of such office facilities; provided that (i) the Post-Closing Funding Amount shall be treated as a non-accountable expense allowance with respect to such employees and the services to be rendered by such employees under the Transition Services Agreement, (ii) Sellers shall not be obligated to account to Purchasers for the proportion of time such employees spend on transition services or other activities and (iii) Purchasers shall not be obligated to pay any other amounts with respect to such employees in connection with their performance of Sellers’ obligations under the Transition Services Agreement.

“Simply Blue” has the meaning set forth in Section 5.7(d)(iii).

“WGW” has the meaning set forth on Exhibit 1.1(d).

“WGW Agreement” has the meaning set forth on Exhibit 1.1(d).

“WGW Litigation” has the meaning set forth on Exhibit 1.1(d).

“WGW Termination Event” has the meaning set forth in Section 1.1(c)(v).

(h)         The following definitions are hereby deleted in their entirety from Article IX:  “Adjusted Base Purchase Price” and “Adjustment Amount”.

(i)         The definition of “DIP Balance” is hereby amended and restated in its entirety as follows:

“DIP Balance”  means the aggregate outstanding borrowings by the Sellers under the revolving credit facilities contained in the DIP Financing, including the face value of letters of credit issued and outstanding under the DIP Financing but excluding, as identified on Schedule 5.12, (i) any such letters of credit under which the DIP Lenders have no liability from and after the Closing and (ii) letters of credit that relate to liabilities the Purchasers are not assuming hereunder.

(j)         All references to “Junior Secured Note” in the Table of Exhibits, Sections 2.2(b)(ii) and 4.7 and in Article IX are hereby amended to refer to “Term Note”.

(k)         Schedule 1.1(k) of the Asset Purchase Agreement is hereby amended and restated in its entirety in the form attached hereto.

(l)         A new Schedule 1.2(t) is hereby added to the Asset Purchase Agreement in the form attached hereto and the following is hereby added to the Table of Schedules in its proper chronological position:

“Schedule 1.2(t)         Bank Accounts Retained by Sellers”.

(m)         Exhibit M to the Asset Purchase Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit M.

(n)         A new Exhibit 1.1(d) is hereby added to the Asset Purchase Agreement in the form attached hereto immediately following Exhibit M.

Section 2.     Indemnification. Purchasers agree to and do hereby indemnify and hold Sellers and their subsidiaries and affiliates, and their respective directors, officers, employees and agents (collectively, the “Seller Indemnified Parties”) harmless from and against any and all damage, loss, fines, penalties, judgments, assessments, liability and expense (including, without limitation, reasonable attorneys’ fees) (“Losses”) to which the Seller Indemnified Parties may be subjected or which the Seller Indemnified Parties incur or sustain arising out of or attributable, directly or indirectly, to (i) the performance by Sellers of their respective obligations under this First Amendment with respect to (a) the WGW Litigation and (b) Section 5.7(d) of the Asset Purchase Agreement as hereby amended and restated, (ii) any actions by Purchaser with respect to the WGW Litigation, including without limitation, any intervention or substitution by Purchasers therein and (iii) failure by Purchasers to pay all costs, whether pre-Petition Date or post-Petition Date costs, relating to such assumption and assignment of the WGW Agreement as provided in this Agreement upon the occurrence of an event set forth in clause (a) or (b) of Section 1.1(c)(v) of the Asset Purchase Agreement, but expressly excluding any and all Losses incurred, arising or sustained out of or attributable, directly or indirectly, to acts of gross negligence, willful misconduct or fraud by any of the Seller Indemnified Parties; provided, however, that for purposes of this Section 2, Losses shall not be deemed to include any damages in connection with the rejection of the WGW Agreement by Sellers.

Section 3.     Continuity. Except as amended in this First Amendment, the Asset Purchase Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

Section 4.     Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

Section 5.     Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to the rules of conflict of laws of the State of New York or any other jurisdiction.

Section 6.     Complete Agreement. This First Amendment and the Asset Purchase Agreement (including the Ancillary Documents, Exhibits, Schedules and the other documents and instruments referred to therein) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof and thereof, including, without limitation, any transaction between or among the parties hereto and thereto.

Section 7.     Counterparts; Effectiveness. This First Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This First Amendment shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Asset Purchase Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

HARTMARX CORPORATION
By:	/s/ Taras R. Proczko
Name:	Taras R. Proczko
Title:	Senior Vice President,
General Counsel and Secretary

ANNISTON SPORTSWEAR CORPORATION
BRIAR, INC.
CHICAGO TROUSER COMPANY, LTD. C.M. CLOTHING, INC.
C.M. OUTLET CORP.
CONSOLIDATED APPAREL GROUP, INC.
COPPLEY APPAREL GROUP LIMITED
COUNTRY MISS, INC.
COUNTRY SUBURBANS, INC.
DIRECT ROUTE MARKETING CORPORATION
E-TOWN SPORTSWEAR CORPORATION
FAIRWOOD-WELLS, INC.
GLENEAGLES, INC.
HANDMACHER FASHIONS FACTORY OUTLET, INC.
HANDMACHER-VOGEL, INC.
HART SCHAFFNER & MARX
HART SERVICES, INC.
HARTMARX INTERNATIONAL, INC.
HICKEY-FREEMAN CO., INC.
HIGGINS, FRANK & HILL, INC.
HMX LUXURY, INC.
HMX SPORTSWEAR, INC.
HOOSIER FACTORIES, INCORPORATED

By:	/s/ Taras R. Proczko
Name:	Taras R. Proczko
Title:	Vice President

HSM UNIVERSITY, INC.
INTERCONTINENTAL APPAREL, INC.
INTERNATIONAL WOMEN’S APPAREL, INC.
JAYMAR-RUBY, INC.
JRSS, INC.
KUPPENHEIMER MEN’S CLOTHIERS DADEVILLE, INC.
MONARCHY GROUP, INC.
NATIONAL CLOTHING COMPANY, INC.
106 REAL ESTATE CORP.
NYC SWEATERS, INC.
ROBERT’S INTERNATIONAL CORPORATION
ROBERT SURREY, INC.
SALHOLD, INC.
SEAFORD CLOTHING CO.
SIMPLY BLUE APPAREL, INC.
SOCIETY BRAND, LTD.
SWEATER.COM APPAREL, INC.
TAG LICENSING, INC.
TAILORED TREND, INC.
THORNGATE UNIFORMS, INC.
THOS. HEATH CLOTHES, INC.
TRADE FINANCE INTERNATIONAL LIMITED
UNIVERSAL DESIGN GROUP, LTD.
M. WILE & COMPANY, INC.
WINCHESTER CLOTHING COMPANY
YORKE SHIRT CORPORATION
ZOOEY APPAREL, INC.

By:	/s/ Taras R. Proczko
Name:	Taras R. Proczko
Title:	Vice President

HSM REAL ESTATE LLC

By: Hart Schaffner & Marx, its sole member

By:	/s/ Taras R. Proczko
Name:	Taras R. Proczko
Title:	Vice President

EMERISQUE BRANDS UK LIMITED

By:	/s/ Ajay Khaitan
Name:	Ajay Khaitan
Title:	Chief Executive Officer

SKNL NORTH AMERICA, B.V.

By:	/s/ Ajay Khaitan
Name:	Ajay Khaitan
Title:	Authorized Signatory

S. KUMARS NATIONWIDE LIMITED

By:	/s/ Ajay Khaitan
Name:	Ajay Khaitan
Title:	Deputy Managing Director

APPENDIX I

Anniston Sportswear Corporation
Briar, Inc.
Chicago Trouser Company, Ltd.
C.M. Clothing, Inc.
C.M. Outlet Corp.
Consolidated Apparel Group, Inc.
Coppley Apparel Group Limited
Country Miss, Inc.
Country Suburbans, Inc.
Direct Route Marketing Corporation
E-Town Sportswear Corporation
Fairwood-Wells, Inc.
Gleneagles, Inc.
Handmacher Fashions Factory Outlet, Inc.
Handmacher-Vogel, Inc.
Hart Schaffner & Marx
Hart Services, Inc.
Hartmarx International, Inc.
Hickey-Freeman Co., Inc.
Higgins, Frank & Hill, Inc.
HMX Luxury, Inc.
HMX Sportswear, Inc.
Hoosier Factories, Incorporated
HSM Real Estate LLC
HSM University, Inc.
Intercontinental Apparel, Inc.
International Women’s Apparel, Inc.
Jaymar-Ruby, Inc.
JRSS, Inc.
Kuppenheimer Men’s Clothiers Dadeville, Inc.
Monarchy Group, Inc.
National Clothing Company, Inc.
106 Real Estate Corp.
NYC Sweaters, Inc.
Robert’s International Corporation
Robert Surrey, Inc.
Salhold, Inc.
Seaford Clothing Co.
Simply Blue Apparel, Inc.
Society Brand, Ltd.
Sweater.com Apparel, Inc.
Tag Licensing, Inc.
Tailored Trend, Inc.
Thorngate Uniforms, Inc.

Thos. Heath Clothes, Inc.
Trade Finance International Limited
Universal Design Group, Ltd.
M. Wile & Company, Inc.
Winchester Clothing Company
Yorke Shirt Corporation
Zooey Apparel, Inc.